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                                                                   EXHIBIT 11.1

                         FIRST AVIATION SERVICES, INC.

                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

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
                                                        Eight-month     Six-month       Nine-month
                                                        period ended   period ended    period ended
                                                        January 31       July 31        October 31
                                                          1996            1996             1996
                                                       ------------   -----------     ------------
Shares used in calculation of net income
per common share:
   Weighted average common shares outstanding             3,557,000     3,557,000       3,557,000
   Shares related to SAB Nos. 55, 64 and 83               1,822,721     1,286,626       1,286,626
                                                       ------------   -----------     -----------
        Total                                             5,379,721     4,843,626       4,843,626
                                                       ============   ===========     ===========

Income applicable to common stockholders                  1,787,000     1,645,000       2,289,000
Extraordinary item                                               --      (864,000)       (864,000)
                                                       ------------   -----------     ------------
Net income applicable to common stockholders           $  1,787,000   $   781,000     $ 1,425,000
                                                       ============   ===========     ===========

Income applicable to common stockholders
     before extraordinary item                         $       0.33   $      0.34     $      0.47
Extraordinary item                                               --         (0.18)          (0.18)
                                                       ------------   -----------     ------------
Net income applicable to common stockholders           $       0.33   $      0.16            0.29
                                                       ============   ===========     ===========

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